Exhibit 99.1

Excel Trust Stockholders Approve Acquisition by Blackstone

San Diego, CA—July 28, 2015—Excel Trust, Inc. (NYSE: EXL) announced that its common stockholders approved the acquisition of Excel Trust by Blackstone at its special meeting of stockholders held earlier today. Subject to the satisfaction or waiver of all closing conditions related to the transaction, Excel Trust expects the transaction to close on July 31, 2015, at which time trading of the Company’s shares on the New York Stock Exchange will cease.

As announced previously, on April 10, 2015 Excel Trust entered into a definitive agreement with Blackstone, under which Blackstone will acquire all outstanding shares of common stock of Excel Trust for $15.85 per share in an all-cash transaction valued at approximately $2 billion. In connection with the closing of the merger, all outstanding shares of the Company’s Series A preferred stock and Series B preferred stock will be redeemed. Blackstone will be making this investment through Blackstone Property Partners (“BPP”), its Core+ real estate investment unit. BPP targets substantially stabilized office, retail, industrial, and multifamily assets located in primary U.S. markets.

About Excel Trust

Excel Trust, Inc. is a retail focused real estate investment trust (REIT) that primarily targets community shopping centers, power shopping centers, and grocery anchored neighborhood centers. The Company has elected to be treated as a REIT for U.S. federal income tax purposes. For more information, please visit www.exceltrust.com.

About Blackstone

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $92 billion in investor capital under management. Blackstone’s real estate portfolio includes hotel, office, retail, industrial and residential properties in the US, Europe, Asia and Latin America. Major holdings include Hilton Worldwide, Invitation Homes (single family homes), Logicor (pan-European logistics), SCP (Chinese shopping malls), and prime office buildings in the world’s major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the satisfaction or waiver of the conditions in the merger agreement; the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against the Company and others related to the merger agreement; the ability of the Company to implement its operating strategy; changes in economic cycles; and competition within the retail real estate industry. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this communication will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are described in the Company’s SEC reports, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2015 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2015. Any forward-looking statement speaks only as of the date of this communication and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Contacts:

For Excel Trust

Greg Davis

VP Capital Markets & Investor Relations

858 798 1464

Email Contact

For Blackstone

Peter Rose

Senior Managing Director

212 583 5871

Email Contact

Source: Excel Trust, Inc.